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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


    We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 9, 2004, except as to Note 24 as to which the date is January 10, 2005, relating to the financial statements and financial statement schedules, which appears in Leucadia National Corporation's Current Report on Form 8-K dated January 12, 2005. We also consent to the reference to us under the heading Experts in such Amendment No. 1 to the Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


New York, NY
February 4, 2005